Exhibit 15.1

Tel: +44 (0)20 7486 5888 Fax: +44 (0)20 7487 3686 DX 9025 West End W1 www.bdo.co.uk	55 Baker Street London W1U 7EU

Consent of Independent Registered Public Accounting Firm

Randgold Resources Limited

We hereby consent to the incorporation by reference in the Registration Statements:

1.	Registration Statement on Form S-8 (File No. 333-156150) pertaining to the Randgold Resources Share Option Scheme, Awards of Restricted Stock to Non-Executive Directors, Award of Restricted Stock to D.M. Bristow, Award of Restricted Stock to G.P. Shuttleworth and the Randgold Resources Restricted Share Scheme,

2.	Registration Statement on Form S-8 (File No. 333-145013) pertaining to the Randgold Resources Share Option Scheme and Restricted Stock Awards to Non-Executive Directors, and

3.	Registration Statement on Form S-8 (File No. 333-103222) pertaining to the Randgold Resources Share Option Scheme of our report dated March 30, 2012 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, of Randgold Resources Limited and its subsidiaries which appears in this Form 20-F.

/s/ BDO LLP
BDO LLP London March 30, 2012

BDO LLP is a limited liability partnership registered in England and Wales (with registered number OC305127).